SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2009

Intellect Neurosciences, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-128226	20-2777006
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West 18th Street, New York, NY	10011
(Address of Principal Executive Offices)	(Zip Code)

(212) 448-9300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.   Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

Dismissal of previous independent registered public accounting firm

Effective January 19, 2009, Intellect Neurosciences, Inc. (the “Company”) dismissed Eisner LLP (“Eisner”), which served as the Company’s independent auditor for the period from May 10, 2007 to January 19, 2009 (the “Period”). The Board of Directors of the Company approved the dismissal of Eisner.

Except as noted in the following paragraph, Eisner’s reports during the Period did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report prepared by Eisner relating to the Company’s consolidated financial statements for the period ended June 30, 2008 includes an explanatory paragraph expressing the substantial doubt about the Company’s ability to continue as a going concern.

During the Period, the Company had no disagreements with Eisner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to Eisner’s satisfaction, would have caused them to make reference thereto in their report on the Company’s financial statements issued during the Period.

Except as noted in the following paragraph, during the Period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

As disclosed in the Company’s Annual Report on Form 10-KSB/A for the fiscal year ended June 30, 2008, the Company identified a material weakness in internal control over financial reporting arising from failure to maintain a sufficient complement of personnel with the appropriate level of  knowledge, experience and training in the application of accounting principles generally accepted in the United States and in internal control over financial reporting commensurate with the Company’s financial reporting obligations under the Securities Exchange Act of 1934, as amended and  the Company’s resultant non-compliance with Section 404 of the Sarbanes-Oxley Act and current SEC regulations which require the Company to furnish a report of management regarding the Company’s internal control over financial reporting. Upon identification of the material weakness, the Audit Committee of the Board of Directors consulted with Company management regarding the material weakness identified above and related remediation efforts. There was no disagreement with Eisner concerning management’s disclosure of this material weakness in internal control over financial reporting by the Company.

The Company provided Eisner with a copy of the disclosure set forth under this Item 4.01 and Eisner was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated January 20, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

New independent registered public accounting firm

Effective January 19, 2009, the Company engaged Paritz & Company, P.A. (“Paritz”) as its independent registered accounting firm for the fiscal year ending June 30, 2009. The Board of Directors of the Company approved the appointment of Paritz.

During the Period, neither the Company nor anyone acting on its behalf consulted with Paritz regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Paritz concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a  disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Eisner LLP to Securities and Exchange Commission dated January 20, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

INTELLECT NEUROSCIENCES, INC.

Date: January 23, 2009	By:	/s/ Elliot Maza
Name: Elliot Maza
Title: President and CFO